AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

            For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003 Participation Agreement, as amended ("Agreement"), among JEFFERSON NATIONAL LIFE INSURANCE COMPANY (hereinafter the "Company"), and ROYCE CAPITAL FUND (hereinafter the "Fund"), a Delaware business trust, and ROYCE & ASSOCIATES, LLC, a Delaware limited liability company (the "Adviser") as follows:

1. Schedule B thereto is hereby deleted in its entirety and replaced with Schedule B attached hereto.

2.   All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2006.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.

By:    ______________________________
       Name:  Craig A. Hawley
       Title: General Counsel and Secretary


ROYCE & ASSOCIATES, LLC
By:    _______________________________________
       Name:  John D. Diederich
       Title: Chief Operating Officer


ROYCE CAPITAL FUND
By:    _______________________________
       Name:  John D. Diederich
       Title: Vice President


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                                   SCHEDULE B
                         SEPARATE ACCOUNTS AND CONTRACTS

SEPARATE ACCOUNT(S)                           CONTRACTS

- Jefferson National Life Annuity Account C   22-4025 (Individual)
                                              32-4000 (Group)
- Jefferson National Life Annuity Account E   22-4047/32-4003 (Achievement)
                                              22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F   22-4061
- Jefferson National Life Annuity Account G   22-4056
- Jefferson National Life Annuity Account H   CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I   CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J   JNL-2100
- Jefferson National Life Annuity Account K   JNL-2200
                                              JNL-22-4061
                                              JNL-2000
                                              JNL-2004
                                              JNL-2300
                                              JNL-2300-1

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